                                                                     EXHIBIT 5.1
                               RIORDAN & McKINZIE
                         A PROFESSIONAL LAW CORPORATION

                       695 TOWN CENTER DRIVE, SUITE 1500
                          COSTA MESA, CALIFORNIA 92626


                                January 29, 1997
                                                                       4-157-006


Data Processing Resources Corporation
4400 MacArthur Boulevard, Suite 600
Newport Beach, California 92660


Ladies and Gentlemen:

         You have requested our opinion with respect to the additional 550,000 shares of common stock (the "Stock Option Shares") of Data Processing Resources Corporation, a California corporation (the "Company"), remaining to be issued upon the exercise of stock options granted, or to be granted, under the 1994 Stock Option Plan, As Amended (the "Stock Option Plan").

         The Stock Option Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended.

         We have examined (i) the Company's Articles of Incorporation, as amended and restated and currently in effect, (ii) the Company's Bylaws, as amended to date, (iii) the Stock Option Plan, (iv) the Registration Statement and (v) the originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also examined the records of corporate proceedings taken in connection with the adoption and amendment of the Stock Option Plan.

         Based upon the foregoing examinations and subject to compliance with the applicable state securities and "blue sky" laws, we are of the opinion that the Stock Option Shares, when offered, sold and paid for pursuant to the exercise of stock options granted pursuant to the Stock Option Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ RIORDAN & McKINZIE